Exhibit 5.2

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606-1720

(312) 407-0700

Fax: (312) 407-0411

http://www.skadden.com

January 12, 2010

Stryker Corporation

2825 Airview Boulevard

Kalamazoo, Michigan 49002

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Stryker Corporation, a Michigan corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of the following securities by the Company: (i) shares of Common Stock of the Company, par value $0.10 per share (the “Common Stock”); (ii) shares of Preferred Stock of the Company, par value $1.00 per share, to be issued in one or more series (the “Preferred Stock”); (iii) debt securities of the Company representing unsecured obligations of the Company to be issued pursuant to a senior indenture (the “Senior Debt Securities”) between the Company and U.S. Bank National Association (the “Trustee”), the form of which is being filed as an exhibit to the Registration Statement (the “Senior Indenture”), and subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) to be issued pursuant to a subordinated indenture between the Company and the Trustee, the form of which is being filed as an exhibit to

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January 12, 2010

the Registration Statement (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”); (iv) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock, Debt Securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named in the applicable Warrant Agreements (each, a “Warrant Agent”); (v) subscription rights (the “Subscription Rights”) to purchase Common Stock, Preferred Stock, Debt Securities or other securities which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into between the Company and one or more subscription agents to be named in the applicable Subscription Rights Agreements (each, a “Subscription Agent”); (vi) stock purchase contracts (the “Stock Purchase Contracts”) obligating the holders thereof to purchase from or sell to the Company, and obligating the Company to sell to or purchase from such holders, a specified number of shares of Common Stock or other securities at a future date or dates, which may be issued under one or more stock purchase contract agreements (each, a “Stock Purchase Contract Agreement”) proposed to be entered into by the Company and one or more stock purchase contract agents to be named in the applicable stock purchase contract agreements (each, a “Stock Purchase Contract Agent”); (vii) stock purchase units (the “Stock Purchase Units”), each consisting of a Stock Purchase Contract and Debt Securities, Preferred Stock or debt obligations of third parties, including U.S. Treasury securities, or other securities (or any combination of the foregoing), securing the holders’ obligations to purchase or to sell the securities under the applicable Stock Purchase Contracts; and (viii) such indeterminate amount and number of each class or series of the foregoing securities as may be issued upon conversion, exchange, exercise or settlement, as applicable, of any other securities that provide for such conversion, exchange, exercise or settlement (collectively, “Indeterminate Securities”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Subscription Rights, the Stock Purchase Contracts, the Stock Purchase Units and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and (ii) the forms of Indentures being filed as exhibits to the Registration Statement.

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January 12, 2010

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in Paragraphs 1 through 5 below, the validity and binding effect thereof on such parties. We have assumed that the Company is and has been duly organized and is and will continue to be validly existing in good standing, and has and will continue to have the requisite legal status and legal capacity, under the laws of the State of Michigan and that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Michigan) other than the laws of the United States of America and the State of New York in connection with the transactions contemplated by the Indentures, any supplemental indentures thereto, the Warrant Agreements, the Subscription Rights Agreements, the Stock Purchase Contract Agreements, the Stock Purchase Contracts, the Stock Purchase Units and the Registration Statement. We have also assumed that the Indentures and any supplemental indentures thereto and each Warrant Agreement, Subscription Rights Agreement, Stock Purchase Contract Agreement and Stock Purchase Unit will be duly authorized, executed and delivered by the applicable Trustee, Warrant Agent, Subscription Agent or Stock Purchase Contract Agent, as the case may be, and, in the case of the Indentures, in substantially the forms reviewed by us, and that each Debt Security, Warrant, Subscription Rights Certificate, Stock Purchase Contract or Stock Purchase Unit that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee, Warrant Agent, Subscription Agent or Stock Purchase Contract Agent, as the case may be. We have assumed that the choice of New York law to govern the Indentures and any supplemental indentures thereto is a valid and legal provision. We have also assumed that New York law will be chosen to govern the Warrant Agreements, the Subscription Rights

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Agreements, the Stock Purchase Contract Agreements, the Stock Purchase Contracts and the Stock Purchase Units, that such choice in each case is a valid and legal provision and that the Warrant Agreements and the Warrants, the Subscription Rights Agreements and the Subscription Rights and the Stock Purchase Contract Agreements, Stock Purchase Contracts and Stock Purchase Units will contain all provisions required under the laws of the State of Michigan in respect of contracts for the sale of securities issued by a Michigan corporation. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to the laws of the State of New York that, in our experience, are normally applicable to debt securities, warrants, subscription rights, stock purchase contracts and stock purchase units of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Applicable Law”). We do not express any opinion with respect to the law of any jurisdiction other than Applicable Law or as to the effect of the law of any jurisdiction other than Applicable Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the board of directors of the Company (the “Board of Directors”), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all

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January 12, 2010

necessary corporate action to approve the issuance and terms of the Offered Debt Securities, the applicable Indenture and any supplemental indenture thereto and related matters, (v) the applicable Indenture and any supplemental indenture in respect of the Offered Debt Securities have been duly authorized, executed and delivered by each party thereto, (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities so as not to violate any applicable law, the Restated Articles of Incorporation of the Company, as amended and then in effect (the “Articles”), the Bylaws of the Company as then in effect (the “Bylaws”), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Trustee, and (vii) the Offered Debt Securities have been issued in a form that complies with the applicable Indenture and have been duly executed and authenticated in accordance with the provisions of such Indenture and any supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with such Indenture and any supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the Indenture or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2. With respect to any series of Warrants to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Warrants of such series (the “Offered Warrants”), when (i) the Registration Statement, as

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January 12, 2010

finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants, the Warrant Agreement and related matters, (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by each party thereto, (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Articles or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent, (vii) the securities relating to such Offered Warrants have been duly authorized for issuance by such issuer, (viii) the Debt Securities, if any, relating to such Offered Warrants have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture thereto and duly delivered to the purchasers thereof upon exercise of the Offered Warrants and payment of the agreed upon consideration therefor, and (ix) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

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January 12, 2010

3. With respect to any Subscription Rights to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Subscription Rights (the “Offered Subscription Rights”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Subscription Rights has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Subscription Rights are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Subscription Rights, the Subscription Rights Agreement and related matters, including setting forth the terms of the Subscription Rights in a Subscription Rights Certificate, (v) a Subscription Rights Agreement relating to the Offered Subscription Rights has been duly authorized, executed and delivered by each party thereto, (vi) the terms of the Offered Subscription Rights and of their issuance and sale have been duly established in conformity with the applicable Subscription Rights Agreement and Subscription Rights Certificate so as not to violate any applicable law, the Articles or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Subscription Agent, (vii) the securities relating to such Offered Subscription Rights have been duly authorized for issuance by the Company, and (viii) the Offered Subscription Rights have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Subscription Rights Agreement and Subscription Rights Certificate to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Subscription Rights, when issued and sold in accordance with the applicable Subscription Rights Agreement and Subscription Rights Certificate and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

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January 12, 2010

4. With respect to any Stock Purchase Contracts to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Stock Purchase Contracts (the “Offered Stock Purchase Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Contracts and related matters, (v) a Stock Purchase Contract Agreement relating to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by each party thereto, (vi) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract Agreement so as not to violate any applicable law, the Articles or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Stock Purchase Contract Agent, (vii) the securities relating to such Offered Stock Purchase Contracts have been duly authorized for issuance by such issuer and (viii) the applicable Offered Stock Purchase Contracts have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Stock Purchase Contract Agreement to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Contracts, when issued and sold in accordance with the applicable Stock Purchase Contract Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a

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January 12, 2010

proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

5. With respect to any Stock Purchase Units to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Stock Purchase Units (the “Offered Stock Purchase Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Units and related matters, (v) the terms of the Offered Stock Purchase Units and the related Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract Agreement so as not to violate any applicable law, the Articles or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Stock Purchase Contract Agent, (vi) any Stock Purchase Contracts and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, or other securities (or any combination of the foregoing) included in such Offered Stock Purchase Units have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement or term sheet relating thereto, (vii) the securities relating to such Offered Stock Purchase Units have been duly authorized for issuance by such issuer and have been duly issued and paid for in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto and (viii) the applicable Offered Stock Purchase Units have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Stock Purchase Contract Agreement to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Units, when issued and sold in accordance with the applicable Stock Purchase Contract Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be

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limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP